Exhibit 2.1

              PLAN OF REORGANIZATION AND MERGER AGREEMENT


This Plan of Reorganization and Merger Agreement ("Agreement") is made and entered into as of this 26th day of April, 1995, by and between Humboldt Bank (the "Bank") and Humboldt Merger Company ("Subsidiary"), to which Humboldt Bancorp (the "Holding Company") is a party.


                       RECITALS AND UNDERTAKINGS

A. The Bank is a California banking corporation with its head banking office in Eureka, County of Humboldt, State of California. Subsidiary and the Holding Company are each corporations duly organized and existing under the laws of the State of California with their principal offices in Eureka, County of Humboldt, State of California.

B. As of the date hereof, the Bank has 3,000,000 shares of no par value common stock authorized and 1,147,941 shares outstanding. It is anticipated that prior to the Effective Date (see Section 1.2 herein), the Bank will have no more than 1,370,265 shares outstanding, reflecting the number of shares of common shares outstanding as of the date of this Agreement (1,147,941) plus the possible exercise of all stock options presently granted but unexercised (222,324).

C. As of the date hereof, Subsidiary has an authorized maximum number of shares of capital stock of 1,000 shares, and at the Effective Date of the merger 100 of such shares will be issued and outstanding, all of which shares will be owned by the Holding Company.

D. As of the date hereof, the Holding Company has an authorized maximum number of shares of capital stock consisting of 20,000,000 shares of no par value common stock, 100 of which will be outstanding at the time of the merger referred to herein.

E. The Boards of Directors of the Bank and Subsidiary have, respectively, approved this Agreement and authorized its execution, and the Board of Directors of the Holding Company has approved this Agreement, undertaken that the Holding Company shall join in and be bound by it, and authorized the undertakings hereinafter made by the Holding Company.

F. The parties intend by this Agreement to set forth the terms and conditions of a "reorganization" under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual agreements of the parties contained herein, the parties hereby agree as follows:

Section 1.  General

1.1 The Merger. On the Effective Date, Subsidiary shall be merged into the Bank, and the Bank shall be the surviving corporation (the "Surviving Corporation") and a subsidiary of the Holding Company, and its name shall continue to be "Humboldt Bank."


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1.2  Effective Date.  This Agreement shall become effective at the close of business on the day on which this Agreement shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law (the "Effective Date").

1.3 Articles of Incorporation and Bylaws. On the Effective Date, the Articles of Incorporation of the Bank, as in effect immediately prior to the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation; the Bylaws of the Bank shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed; the certificate of authority of the Bank issued by the Superintendent of Banks of the State of California shall be and remain the certificate of authority of the Surviving Corporation; and the Bank's insurance of deposits coverage by the Federal Deposit Insurance Corporation shall be and remain the deposit insurance of the Surviving Corporation.

1.4 Directors and Officers of the Surviving Corporation. On the Effective Date, the directors and officers of the Bank immediately prior to the Effective Date shall be and remain the directors and officers of the Surviving Corporation. Directors of the Surviving Corporation shall serve until the next Annual Meeting of Shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

1.5  Effect of the Merger.

a. Assets and Rights. Upon the merger becoming effective, all rights, privileges, franchises and property of Subsidiary, and all debts and liabilities due or to become due to Subsidiary, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Subsidiary.

b. Liabilities. Upon the merger becoming effective, all debts, liabilities, and obligations due or to become due of, and all claims or demands for any cause existing against Subsidiary shall be and become the debts, liabilities, obligations of, and the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

c. Creditors' Rights and Liens. Upon the merger becoming effective, all rights of creditors of Subsidiary, and all liens upon the property of Subsidiary, shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the time of the merger.

d. Pending Actions. Upon the merger becoming effective, any action or proceeding pending by or against Subsidiary shall not be deemed to have abated or been discontinued, but may be prosecuted to judgment, with the right to appeal or review as in other cases, as if the merger had not taken place or the Surviving Corporation may be substituted for Subsidiary.

1.6 Further Assurances. The Bank and Subsidiary each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to

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be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable, in order to evidence the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this
Section 1 and otherwise to carry out the intent and purposes hereof.

Section 2.  Capital Stock of the Surviving Corporation

2.1 Stock of Subsidiary. Upon the merger becoming effective, the shares of capital stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and exchanged by the Holding Company for 100 shares of fully paid and assessable common stock of the Bank as the Surviving Corporation.

2.2 Stock of the Bank. Upon the merger becoming effective, each and every share of common stock of the Bank issued and outstanding shall, by virtue of the merger and without any action on the part of the holders thereof, be exchanged for and converted into one share of fully paid and nonassessable common stock of the Holding Company, without par value.

2.3  Exchange of Stock.  Upon the merger becoming effective:

a. at the time the merger becomes effective, the shareholders of record of the Bank shall be entitled to receive and shall be allocated one share of common stock of the Holding Company for each share of common stock of the Bank;

b. the Holding Company shall issue the shares of its common stock which the shareholders of the Bank shall be entitled to receive; and

c. each holder of a certificate representing shares of common stock of the Bank shall, upon presentation of such certificate for surrender to the Holding Company, be entitled to receive in exchange thereof, a certificate or certificates representing the number of shares of common stock of the Holding Company to which such holder shall be entitled. Until so surrendered, each outstanding certificate which prior to the merger represented shares of common stock of the Bank shall be deemed, for all corporate purposes, to evidence ownership of an equal number of shares of common stock of the Holding Company. On and after the Effective Date, each issued and outstanding share of common stock of the Bank shall represent one (1) share of common stock of the Holding Company. Such certificates may, but need not be, surrendered and exchanged by the holders thereof after the Effective Date, for new certificates representing the number of shares of common stock of the Holding Company to which the shareholders are entitled as set forth in this Agreement. Certificates evidencing ownership of shares of common stock of the Holding Company shall be issued to the holders of lost or destroyed shares of common stock of the Bank upon presentation to the Holding Company of such evidence of ownership and agreement of indemnity as the Holding Company may reasonably require.

2.4 Other Rights to Stock. Upon and by reason of the merger becoming effective:

a. the options to purchase shares of common stock of the Bank which have been granted by the Bank pursuant to the Humboldt Bank 1990 Amended Stock Option Plan shall be deemed to be options granted by the Holding Company and the

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obligations of the Bank with respect thereto shall be assumed by the Holding
Company with the same terms and conditions, and each option to acquire one share of common stock of the Bank which is not exercised prior to the Effective Date, shall be deemed to be an option to acquire one share of common stock of the Holding Company. The Holding Company shall issue shares of its common stock so that appropriate adjustments to reflect this merger may be made to (i) the class and number of option shares outstanding under the Humboldt Bank 1990 Amended Stock Option Plan, and (ii) the class and number of shares and the price per share of common stock subject to options outstanding under the Humboldt Bank 1990 Amended Stock Option Plan; and

b. from time to time as, and when required by the provisions of any agreement to which the Bank or the Holding Company shall become a party after the date hereof providing for the issuance of shares of common stock or other equity securities of the Bank or the Holding Company in connection with a merger into the Bank of any other banking institution or other corporation or the acquisition of the assets of any other banking institution, the Holding Company will issue, in accordance with the terms of any such agreement, shares of its common stock or other equity securities as required by such agreement or in substitution for the shares of common stock or other equity securities of the Bank required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

Section 3.  Approvals

3.1 Shareholder Approval. This Agreement shall be submitted to the shareholders of the Bank, Subsidiary and the Holding Company for ratification and approval in accordance with the applicable provisions of law.

3.2 Regulatory Approvals. The parties shall obtain the waivers, consents and approvals of all regulatory authorities as required for consummation of the merger and plan of reorganization on the terms herein provided, including, without being limited to, those consents and approvals referred to in Paragraph 4.1b.

Section 4.  Conditions Precedent, Termination and Payment of Expenses

4.1 Conditions Precedent to the Merger. Consummation of the merger is conditioned upon:

a. ratification and approval of this Agreement by the shareholders of the Bank, Subsidiary and the Holding Company, as required by law;

b. obtaining all other consents and approvals, and satisfaction of all other requirements prescribed by law which are necessary for consummation of the merger, including, but not limited to, approval of the Federal Deposit Insurance Corporation, approval of the Superintendent of Banks of the State of California, approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, approval from the California Commissioner of Corporations under the California Corporate Securities Law of 1968 with respect to the securities of the Holding Company issuable upon consummation of the merger, and any required action under the Securities Act of 1933 with respect to the securities of the Holding Company issuable upon consummation of the merger;

c. obtaining all consents or approvals, governmental or otherwise, which are or, in the opinion of counsel for the Bank may be, necessary to permit or enable the Surviving Corporation, upon and after the merger, to conduct all or any part of the business and activities of the Bank up to the time of the merger, in the manner in which such activities and business are then conducted;

d. the Bank's obtaining for the Holding Company, prior to the Closing Date, a letter, in form and substance satisfactory to the Holding Company's legal counsel, signed by each person who is an "affiliate" of the Bank for purposes of Rule 145 of the Securities and Exchange Commission to the effect that (i) such person will not dispose of any shares of common stock of the Holding Company to be received pursuant to the reorganization and merger, in violation of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or in any event prior to such time as financial results covering at least 30 days of post-merger combined operations have been published, and (ii) such person consents to the placing of a legend on the certificate(s) evidencing such shares referring to the issuance of such shares in a transaction to which Rule 145 is applicable and to the giving of stop-transfer instructions to the Holding Company's transfer agent with respect to such certificate(s);

e. for the benefit of the Bank and unless waived, the Holding Company shall have received a letter ruling from the Internal Revenue Service, or an opinion of counsel, in form and substance satisfactory to both the Bank and the Holding Company, to the effect that: the merger of Subsidiary with and into the Bank and the exchange of shares of common stock of the Bank for shares of common stock of the Holding Company, as provided for herein, will be considered a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended; no gain or loss will be recognized by the Bank pursuant to consummation of the merger; and no gain or loss will be recognized by the shareholders of the Bank upon the exchange of their shares of common stock of the Bank for shares of common stock of the Holding Company, as provided for herein; and

f. performance by each party hereto of all of its obligations hereunder to be performed prior to the merger becoming effective.

4.2 Termination of the Merger. If any condition in Paragraph 4.1 has not been fulfilled, or, if in the opinion of a majority of the Board of Directors of any of the parties:

a. any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed merger which makes consummation of the merger inadvisable; or

b.  for any other reason consummation of the merger is inadvisable;

then this Agreement may be terminated at any time before the merger becomes effective. Upon termination, this Agreement shall be void and of no further effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or shareholders, except as provided in Section 4.3 hereof.

4.3 Expenses of the Merger. Subject to applicable federal laws and regulations, all expenses of this merger, including filing fees, printing costs, mailing costs, accountants' fees and legal fees shall be borne by the Surviving Corporation. In the event the merger is abandoned for any reason, the expenses shall be paid by the Bank.


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Section 5.  Miscellaneous

5.1 Assignment. Neither party shall have the right to assign its rights or obligations under this Agreement.

5.2 Execution. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute one and the same instrument.

5.3 Governing Law. This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof.

5.4 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the plan of reorganization and merger and supersedes all prior arrangements or understandings with respect thereto.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

HUMBOLDT BANK


(Corporate Seal)


By:_____________________________
Its:  President


By:_____________________________
Its:  Secretary


HUMBOLDT MERGER COMPANY


(Corporate Seal)

By:_____________________________
Its:  President and Secretary


HUMBOLDT BANCORP


(Corporate Seal)

By:_____________________________
Its:  President


By:_____________________________
Its:  Secretary

                         OFFICERS' CERTIFICATE
                                  OF
              PLAN OF REORGANIZATION AND MERGER AGREEMENT

                HUMBOLDT BANK, A CALIFORNIA CORPORATION


Theodore S. Mason and Alan J. Smyth certify that:

1. They are the duly elected and acting President and Secretary, respectively, of Humboldt Bank (the "Bank"), a California corporation.

2. This certificate is attached to the Plan of Reorganization and Merger Agreement dated as of April 26, 1995, providing for the merger of the Bank with Humboldt Merger Company, a California corporation.

3. The Plan of Reorganization and Merger Agreement in the form attached hereto was approved by the Bank's Board of Directors.

4. The principal terms of the Plan of Reorganization and Merger Agreement in the form attached hereto were approved by the Bank's shareholders pursuant to a Written Consent Solicitation of all the Bank's shareholders in accordance with its Articles of Incorporation, Bylaws and the California Corporations Code, by the vote of a number of shares of each class which exceeded the vote required. The classes entitled to vote, the total number of outstanding shares of each class entitled to vote on the merger, the percentage vote required of each class and total number of shares of each class voting in favor being as follows:

Name              Total Number of           Percentage  Total Number of
 of             Outstanding Shares             Vote       Shares Voting
Class             Entitled to Vote           Required      in Favor

Common             1,266,509                    51%          846,150


We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: _____________, 1995


________________________________
Theodore S. Mason
President


________________________________
Alan J. Smyth
Secretary



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                         OFFICERS' CERTIFICATE
                                  OF
              PLAN OF REORGANIZATION AND MERGER AGREEMENT

HUMBOLDT MERGER COMPANY, A CALIFORNIA CORPORATION



Theodore S. Mason certifies that:

1. He is the duly elected and acting President and Secretary of Humboldt Merger Company (the "Company"), a California corporation.

2. This certificate is attached to the Plan of Reorganization and Merger Agreement dated as of __________, 1995, providing for the merger of the Company with Humboldt Bank, a California corporation.

3. The Plan of Reorganization and Merger Agreement in the form attached hereto was duly approved by the Company's Board of Directors and shareholders, and the required vote of the shareholders of the Company's parent, Humboldt Bancorp, approving such Plan of Reorganization and Merger Agreement was obtained.

4. The shareholder approval was by the holder of 100% of the outstanding shares of the corporation.

5. There is only one class of shares and the number of shares outstanding is 100.


I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated: _____________, 1995



________________________________
Theodore S. Mason
President and Secretary